                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              BIGMAR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                      [LOGO]

                                    ___________

                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              To Be Held June 30, 1998
                                    ___________

Dear Stockholder:

     You are cordially invited to attend our 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Bigmar, Inc., a Delaware corporation (the "Company"), at The Cherry Valley Lodge, 2299 Cherry Valley Road, Newark, Ohio on Tuesday, June 30, 1998 at 2:00 p.m. Eastern Daylight Savings Time. The purposes of this Annual Meeting are:

     (1) To elect six directors, each to serve for a term to expire at the annual meeting of stockholders of the Company in the year 1999;

     (2) To approve an amendment to the Certificate of Incorporation increasing the authorized Common Shares from 15,000,000 to 20,000,000;

     (3)  To approve adoption of  the 1997 Stock Option Plan;

     (4) To approve an amendment to the 1997 Stock Option Plan increasing to 900,000 the number of Common Shares for which options may be granted under such plan;

     (5) To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1998; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Following the formal meeting, we will review the Company's progress during the last fiscal year and our plans for fiscal 1998 and answer your questions regarding the Company. Board members and executive officers will also be available to discuss the Company's operations with you.

                              Yours truly,

                              John G. Tramontana
                              CHAIRMAN OF THE BOARD OF DIRECTORS
Dated: May 27, 1998

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. (If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.)

                                        [LOGO]

                               9711 SPORTSMAN CLUB ROAD
                                JOHNSTOWN, OHIO 43031
                               TELEPHONE (740) 966-5800


                                     ___________

                                   PROXY STATEMENT
                                        FOR
                            ANNUAL MEETING OF STOCKHOLDERS
                                    JUNE 30, 1998
                                     ___________

                                     INTRODUCTION

     The Board of Directors and management of Bigmar, Inc. ("Bigmar" or the "Company") are requesting your proxy for use at the Annual Meeting of Stockholders to be held on June 30, 1998 (the "Annual Meeting"), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The expense of preparing, printing and mailing proxy materials to the Company's stockholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company's common stock.

OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

     As of May 25, 1998, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, Bigmar had 4,185,000 shares of common stock, par value $.001 per share ("Common Stock") outstanding. Each share is entitled to one vote. Only stockholders of record at the close of business on May 25, 1998 will be entitled to vote at the Annual Meeting. The approximate mailing date of this Proxy Statement and the accompanying proxy card is May 27, 1998.

VOTING PROCEDURES

     Stockholders may vote in person or by proxy at the Annual Meeting.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders do not have cumulative voting rights with respect to the election of directors. For all other matters to be voted upon at the meeting, the affirmative vote of holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval.

     For purposes of determining the number of shares of Common Stock present in person or represented by proxy on a voting matter, all votes cast "for," "against" or "abstain" are included, as are shares of Common Stock represented by proxy where the authority to vote has been withheld.

     Stockholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided in the proxy card, withhold the authority to vote for such nominee or nominees. Shares of Common Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     Broker/dealers who hold their customers' stock in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such stock and may vote such stock on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such stock on other matters, which typically include amendments to the certificate of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such stock. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as "broker non-votes."

     All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of (i.e.; "For") Proposals No. 1, 2, 3, 4, and 5, and on all other matters that properly come before the Annual Meeting for a vote in the discretion of the person holding proxy unless otherwise specified on the proxy card, unless authority to vote for one or more nominees, or on a proposal, is withheld.

     Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

                                ELECTION OF DIRECTORS
                            (PROPOSAL NO. 1 ON PROXY CARD)

     Bigmar's Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be determined by vote of the Board of Directors or action of stockholders. Effective on July 28, 1997, the date of the last Annual Meeting of Stockholders; the number was established at six and six directors were elected in accordance with the Company's Bylaws.

     At the Annual Meeting, six directors will be elected to hold office for one year and until their successors are elected at the next annual meeting and shall have qualified. The board is nominating for re-election all of the current directors, namely Eric M. Chen, Bernard Kramer, Michael K. Medors, John R. Morris, Fabio Giovannini and John G. Tramontana. The shares of
Common Stock voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the proxy card. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Proxies solicited by the Board of Directors will be voted for the election of these nominees.

INFORMATION ABOUT THE NOMINEES

     The following information, as of the Record Date, with respect to the principal occupation or employment, other affiliations and business experience of each director during the last five years has been furnished to the Company by each director.

NAME, AGE AND PRINCIPAL OCCUPATION OR EMPLOYMENT DURING THE PAST 5 YEARS

     John G. Tramontana, 52, Chairman of the Board, President and Chief Executive Officer of the

Company since its inception in September 1995. From November 1989 to March 1996, Mr. Tramontana was the chief operating officer and a director of Chemholding, a holding company for five pharmaceutical companies involved in the development, manufacture, and commercialization of active pharmaceutical ingredients and finished pharmaceutical products. Mr. Tramontana purchased from Chemholding all of its stock in the Company, in May of 1997, as Chemholding was previously a principle stockholder in the Company. Mr. Tramontana was the chief operating officer and a director of Cerbios-Pharma, chairman of the board of Cernelle and the president and a director of Cernitin America, Inc. ("Cernitin"), a cosmetic and health products distributor. In March 1996, Mr. Tramontana resigned from all his positions with Chemholding, Cerbios-Pharma, Cernelle and Cernitin. In September 1996, following the sale of Cernelle to an unrelated third-party, Mr. Tramontana rejoined the board of directors of Cernelle. From 1985 to 1989, Mr. Tramontana was chief operating officer, vice president - finance and a director of Ben Venue Laboratories, Inc., a pharmaceutical company specializing in the manufacture of sterile, injectable pharmaceutical products. From 1974 until 1985, Mr. Tramontana worked at Adria Laboratories Inc. (now Pharmacia & Upjohn, Inc.), the U.S. operating division of Erbamont NV, a prominent manufacturer and marketer of oncological products where from 1978 to 1984 he was treasurer, vice-president - finance. Mr. Tramontana and Mr. Medors are brothers-in-law.

     Eric M. Chen, 27. Director since June 1996, and a member of the Executive, Audit, and Compensation and Stock Option Committees. Mr. Chen is Vice-President of Southeast Research Partnership, Inc. Since August 1996, Mr. Chen has served as Senior Vice President of Fechtor, Detwiler & Co., Inc., an investment banking firm. From April 1996 to August 1996 Mr. Chen was a Managing Director at LT Lawrence & Co., Inc. (the "Representative"). From April 1995 to April 1996 Mr. Chen was Vice President of Fechtor, Detwiler & Co., Inc. From June 1994 to April 1995, Mr. Chen was a research associate with Hambrecht & Quist Incorporated where he was responsible for selected biotechnology companies. From October 1992 to June 1994, Mr. Chen was an analyst with Furman Selz Incorporated, where he worked with a variety of companies in the media and entertainment and consumer retailing industries. Mr. Chen received a B.A. in Biology from Harvard University in 1992. (Pursuant to an Underwriting Agreement between the Representative and the Company, dated June 19, 1996, for a period of five years from the consummation of the Company's initial public offering, the Representative may designate one representative to be a member of the Board of Directors of the Company. The Representative initially designated Mr. Chen to be a director of the Company.)

     Fabio Giovannini, 40. Director since July 1997 and Chief Executive Officer of Bigmar Pharmaceuticals SA since August 1997. From May 1996 to July 1997, Mr. Giovannini was Marketing and Sales Director of Argor-Heraeus SA, a precious metals technology joint-venture between Union Bank of Switzerland and Heraeus, Germany. From 1988 to April 1996, Mr. Giovannini was most recently Marketing Director of Sapec SA and Bigmar Pharmaceuticals SA, divisions of Chemholding SA.

     Bernard Kramer, 44, has served as Vice President -- Marketing and a director of the Company since April 1996. From January 1988 until April 1996, Mr. Kramer worked at Bioren where he was a manager, responsible for quality control and business development of pharmaceutical products. Prior to 1988, Mr. Kramer held various senior management positions in the technical, quality control and regulatory affairs areas. From 1980 to 1987, Mr. Kramer was manager of the biological quality control and validation department at Vifor SA in Geneva. From 1979 to 1980, Mr. Kramer successfully completed postgraduate practice in research and development at Ciba-Geigy in Basel.

     Michael K. Medors, 39, has served as Treasurer, Secretary and a director of the Company since its inception in September 1995. From February 1991 to March 1995, Mr. Medors was treasurer and general manager of Cernitin, a cosmetic and health products distributor. From October 20, 1982 to January 31, 1991, Mr. Medors was tax department supervisor of Automatic Data Processing, a company offering a diverse portfolio of employer, tax, banking and insurance services. Mr. Tramontana and Mr. Medors are brothers-in-law.

     John R. Morris, 67, was elected to the Board of Directors in March 1997 and is a member of the Executive, Audit, and Compensation and Stock Option Committees. Mr. Morris has been President and Director of Biotrade Group since 1978, a worldwide brokerage company active in pharmaceutical and fine chemical industries. From 1967 to 1978 Mr. Morris was Chief Executive Officer for several operating companies of Glaxo Group. Mr. Morris is also a director of Caraco, Inc., Celsis International plc, Toad Innovations plc, Enviros Ltd., Merlin Ventures, Ltd., and Biomed Pte Ltd.

     All directors hold office until the next annual meeting of stockholders of the Company and until their successors are elected and qualified or until their earlier resignation or removal. All officers of the Company are appointed by and serve at the discretion of the Board of Directors, except that John G. Tramontana has an employment agreement with the Company.

     John G. Tramontana and Michael K. Medors are brothers-in-law. There are no other family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer and any other such person.

     Pursuant to the Underwriting Agreement, for a period of five years from the consummation of the Offering, LT Lawrence & Co., Inc. , (the "Representative") the underwriting representative for the Company, may designate one representative to be a member of the Board of Directors of the Company. The Representative previously designated Eric M. Chen, a former managing director of the Representative, to be a director of the Company.

INFORMATION ABOUT EXECUTIVE OFFICERS WHO ARE NOT NOMINEES

     Peter P. Stoelzle, 39, has served as Executive Vice President of the Company since July 1996. From December 1991 to July 1996, Mr. Stoelzle worked with Bausch & Lomb Pharmaceuticals, Inc. ("BLP"), most recently as Director, Regulatory Affairs where he was responsible for establishing and directing all regulatory aspects of the Company's generic drug program. During 1990, Mr. Stoelzle served as Associate Director, Product Development at Smith & Nephew Solopak Laboratories. From March 1987 to January 1990, Mr. Stoelzle was Associate Director, Research & Development at Ben Venue Laboratories, Inc., a contract pharmaceutical manufacturer. From February 1986 to March 1987, Mr. Stoelzle served as Senior Analytical Chemist at Adria Laboratories, Inc. (now Pharmacia & Upjohn, Inc.). From August 1983 to January 1986, Mr. Stoelzle was Manager of Product Development at Invenex Laboratories.

     William R. Ash, III, 40, joined Bigmar, Inc. on November 3, 1997 as its new Chief Financial Officer. Most recently, Mr. Ash served as Store Control Manager of The Limited, Inc. a major women's apparel retailer. From 1995 to 1996, he was Controller of Symbios Logic Inc.'s (formerly NCR Corporation's) Wichita, Kansas manufacturing facility. From 1987 to 1995, Mr. Ash held various financial management positions at NCR Corporation, a computer products manufacturer, and, from 1985 to 1987, was Senior Auditor for Anchor Hocking Corporation, a glass manufacturer. He began his career at Coopers & Lybrand, where he held various positions on the Audit Staff.

     Philippe Rohrer, 40, is Chief Financial Officer of Bioren SA and Bigmar Pharmaceuticals SA, 100% owned Swiss subsidiaries of Bigmar, Inc. He joined Bioren SA in August 1991 as Finance and Administration manager with responsibility for finance, computerization and administration of Bioren. From July 1988 to August 1990 Mr. Rohrer was most recently Finance Director of the group l'AMY SA, a company specializing in optical instruments. From September 1982 to July 1987 he worked at Cluett Peabody, Inc. as Product Manager and most recently as Finance and Administration Director for the company.

        AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE
                      AUTHORIZED NUMBER OF COMMON SHARES
                        (PROPOSAL NO. 2 ON PROXY CARD)

     The Company's Certificate of Incorporation, as amended and restated, authorizes the issuance of 15,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. At December 31, 1997, the Company had 4,185,000 shares of Common Stock outstanding, with an additional 950,000 shares (assuming Shareholder adoption of Proposals 3 and 4 of this Proxy Statement) reserved for the Company's Stock Option Plans, 761,905 shares reserved for issuance upon conversion of the Banca del Gottardo Notes, and 640,000 shares reserved for outstanding warrants. Therefore, of the 15,000,000 shares authorized by the Articles of Incorporation, 8,463,095 remain available for issuance for general corporate purposes.

     The Board of Directors believes that the Company generally should have authorized Common Shares equal to approximately three times the number of shares that are outstanding or reserved for issuance. This authorization would enable the Company to have sufficient shares authorized for issuance from time to time pursuant to sales for cash, acquisitions, option or other incentive plans, stock splits, stock dividends or similar occurrences. An increase in the number of authorized Common Shares is desirable to enable the Company to issue shares for some or all of such purposes, and to give the Company sufficient flexibility to respond quickly to advantageous business opportunities without having to seek further shareholder approval.

     To effect the increase in authorized Common Shares, it is proposed that the first paragraph of Article FOURTH of the Company's Restated and Amended Certificate of Incorporation be amended to read as follows:

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is twenty-five million (25,000,000) consisting of the following classes: (i) twenty million (20,000,000) shares of common stock, par value $.001; (ii) five million (5,000,000) shares preferred stock, par value $.001.

     The Board of Directors has approved the amendment to the Certificate of Incorporation to increase the total number of authorized Common Shares to 20,000,000 and recommends a vote in favor of this proposal. The affirmative vote of the holders of a majority of the outstanding Common Shares is required for approval of this amendment to the Certificate of Incorporation.

                       ADOPTION OF THE 1997 STOCK OPTION PLAN
                           (PROPOSAL NO. 3 ON PROXY CARD)

     The Company has utilized the 1996 Stock Option Plan (the "1996 Plan") for employees since 1996. The Board of Directors believes that stock option grants have proven to be an important factor in enabling the Company to attract, retain and motivate its employees. Accordingly, on November 4, 1997 the Board of Directors unanimously adopted, subject to shareholder approval, a new 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan provides for the grant of options to purchase up to 600,000 Common Shares of the Company's stock, consisting of the 300,000 shares originally provided for under the 1996 Stock Option Plan and an additional 300,000 shares. Subject to Shareholder approval, all options have been reissued under the 1997 Plan and the 1996 Plan has been terminated. Options granted during 1997 carry the same provisions as under the 1996 Plan, except the exercise price has been lowered from a weighted-average exercise price of $8.96 at August 20, 1996 to $5.19 at November 4, 1997.

     The provisions of the 1997 Plan are essentially the same as those of the 1996 Plan except for the adjustment in the exercise price as mentioned above. The 1997 Plan is incorporated by reference as exhibit 10.54 in the Company's 1997 Form 10-K filed with the United States Securities and Exchange

Commission on March 31, 1998.

     The affirmative vote of the holders of a majority of shares of Common Stock present at the meeting is required to approve the 1997 Plan.

                    AMENDEMENT TO THE 1997 STOCK OPTION PLAN
                        (PROPOSAL NO. 4 ON PROXY CARD)

     With respect to the 1997 Stock Option Plan the Board of Directors believes that a sufficient number of stock options be available to attract, retain, and motivate its employees. Accordingly the Board of Directors unanimously amended the 1997 Stock Option Plan, subject to shareholder approval, to increase the number of option grants available from 600,000 to 900,000 shares. The affirmative vote of the holders of a majority of Common Shares present at the meeting is required to approve such amendment.

                  RATIFICATION OF APPOINTMENT OF ACCOUNTANTS
                       (PROPOSAL NO. 5 ON PROXY CARD)

     The Audit Committee of the Board of Directors appointed KPMG Peat Marwick LLP ("KPMG") as its independent public accountants for the fiscal year ending December 31, 1998. KPMG has been the independent accounting firm for the Company since August 1997. Although not required by law, the Board is seeking shareholder ratification of this selection. The affirmative vote of holders of a majority of common shares present at the meeting is required for ratification. If ratification is not obtained, the board intends to continue the engagement of KPMG at least through fiscal 1998.


                   DIRECTORS MEETINGS, COMPENSATION AND COMMITTEES

DIRECTOR MEETINGS

     The Board of Directors met 4 times during fiscal 1997 and took action in writing on five occasions.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $500 per meeting attended as a director. Committee members receive $500 per committee meeting attended. In addition, all directors are reimbursed for their reasonable out-of-pocket expenses in connection with attending meetings of the Board or any committee thereof.

DIRECTOR OPTION PLAN

     The Board of Directors has adopted a director stock option plan ("Director Option Plan") pursuant to which directors who are not otherwise affiliated with the Company (such as employees or consultants of the Company, or an affiliate thereof) will receive options to purchase Common Stock. The purpose of the Director Option Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors to achieve long-term growth in stockholder equity in the Company, to further align the interest of the directors with those of the Company's stockholders and to recruit and retain the association of these directors. The Director Option Plan provides for the award of up to an aggregate of 50,000 shares of Common Stock and will be administered by the Compensation and Stock Option Committee.

     The Director Option Plan provides for (i) the grant, of an option to purchase 3,000 shares of Common Stock to each director who was not an employee or consultant of the Company and (ii) the grant of an option to purchase 1,500 shares of Common Stock on the date of each regular annual stockholder meeting to each participant who either is continuing as a director subsequent to the meeting or who is elected at such meeting to serve as a director. Options granted under the Director Option Plan must provide for the purchase of shares of Common Stock at an exercise price of not less than the fair market value of the Common Stock on the date of grant. No option under the plan may be exercisable 10 years after its date of grant. Options granted under the Director Option Plan will not be transferable by the optionee other than by will, by the laws of descent and distribution or as required by law.

     During the fiscal year ended December 31, 1997, no options were issued under the Director Option Plan.

OPTION PLAN

     In April 1996, the Board of Directors adopted and the stockholders approved the 1996 Stock Option Plan (the "1996 Plan"). In November 1997, the Board of Directors approved an option plan, subject to approval of Shareholders, that provides for the grant of options to purchase up to 600,000 shares of the Company's stock (the "1997 Plan"), consisting of 300,000 shares authorized for issuance under the 1996 Plan and an additional 300,000 shares. In April, 1998, the Board of Directors approved an amendment to the 1997 Plan, subject to Shareholder approval, increasing the total number of shares authorized to 900,000. Subject to Shareholder approval of the 1997 Plan and the Amendment, all options originally granted under the 1996 Plan have been reissued under the 1997 Plan and the 1996 Plan has been terminated. Options originally granted under the 1996 Plan carry the same provisions under the 1997 Plan, except the exercise price has been lowered from a weighted-average exercise price of $8.96 at August 20, 1996 to $5.19 at November 4, 1997. The 1997 Plan provides for the grant of incentive stock options ('ISOs') (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options ('NQSOs') to directors, officers and employees of the Company. The Option Plan further provides for the grant of NQSOs to directors and agents of, and consultants to, the Company, whether or not employees of the Company. The purpose of the 1997 Plan is to attract and retain exemplary directors, employees, agents, and consultants. All options granted under the 1997 Plan will be at an exercise price of not less than the fair market value of the Common Stock on the date of grant. All options granted under the Plan will not be transferable by the optionee other than by will, by the laws of descent and distribution or as required by law.

     Options granted under the 1997 Plan may not be exercisable for terms in excess of 10 years from the date of grant. In addition, no options may be granted under the 1997 Plan later than 10 years after the 1997 Plan's effective date. The total number of shares of Common Stock with respect to which options will be granted under the 1997 Plan is 600,000. The shares subject to and available under the 1997 Plan may consist, in whole or in part, of authorized but unissued stock or treasury stock not reserved for any other purpose. Any shares subject to an option that terminates, expires or lapses for any reason, and any shares purchased pursuant to an option and subsequently repurchased by the Company pursuant to the terms of the option, shall again be available for grant under the 1997 Plan.

     The 1997 Plan is administered by the Board of Directors of the Company which determines, in its discretion, among other things, the recipients of grants, whether a grant will consist of ISOs or NQSOs, or a combination thereof, and the number of shares of Common Stock to be subject to such options. The Board of Directors of the Company may, in its discretion, delegate its power, duties and responsibilities under the 1997 Plan to a committee consisting of two or more directors who are "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Act of 1934, as amended. The Compensation and Stock Option Committee, which is responsible for administering the 1997 Plan, is composed of Eric M. Chen and John R. Morris.

     The 1997 Plan contains certain limitations applicable only to ISOs granted thereunder. To the extent that the aggregate fair market value, as of the date of grant, of the shares to which ISOs become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the ISO will be treated as a NQSO. In addition, if an optionee beneficially owns more than 10% of the Common Stock at the time the individual is granted an ISO, the option price per share cannot be less than 110% of the fair market value per share and the term of the option cannot exceed five years.

     During the fiscal year ended December 31, 1997, pursuant to the 1997 Plan and subject to Shareholder approval, options were granted as follows:

 NAME                       NUMBER OF OPTIONS GRANTED             EXERCISE PRICE
 ----                       -------------------------             --------------
 John G. Tramontana                            53,541                      $5.60
                                               71,459                      $5.09

 Peter P. Stoelzle                             10,000                      $5.09

 Michael K. Medors                             50,000                      $5.09

 Bernard Kramer                                10,000                      $5.09

 Philippe Rohrer                               10,000                      $5.09

 John R. Morris                                10,000                      $5.09

 Eric M. Chen                                  10,000                      $5.09



BOARD COMMITTEES

     The Company has established an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee are Eric M. Chen, John R. Morris and John G. Tramontana. The Executive Committee met twice but did not take any action during 1997.

     The Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of the Company's officers and key employees and others and administers the Option Plan and determines the officers, key employees and others to be granted options under the Option Plan and the number of shares subject to such options. In addition, the Compensation and Stock Option Committee will administer the Director Option Plan. The members of the Compensation and Stock Option Committee are Eric M. Chen and John R. Morris.

     The Audit Committee (1) reviews the accounting and financial reporting practices of the Company and the adequacy of its system of internal controls,
(2) reviews the scope and results of any outside audit of the Company, and
(3) makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The members of the Audit Committee are Eric M. Chen, and John R. Morris. The Audit Committee met two times during 1997.

                    INFORMATION REGARDING SECURITY HOLDERS

     The Common Stock is the Company's only outstanding class of voting securities.

PRINCIPAL SECURITY HOLDERS

     The following table sets forth beneficial ownership of Common Stock as of April 30, 1998 by each person known by the Company to be the beneficial owner of more than five percent of the Common Stock.


                                                  AMOUNT AND
                                                  NATURE OF
                        NAME AND ADDRESS          BENEFICIAL
TITLE OF CLASS          OF BENEFICIAL OWNER       OWNERSHIP     PERCENT OF CLASS
--------------          -------------------       -----------   ----------------
Common Stock            John G. Tramontana        2,392,031(1)  55.5%
                        9711 Sportsman Club
                        Road
                        Johnstown, Ohio 43031

(1) Includes 125,000 shares of Common Stock underlying options currently exercisable. Does not include 125,000 shares of Common Stock underlying options not currently exercisable and subject to Shareholder approval.

See (b) below for the beneficial ownership by John G. Tramontana.

SECURITY OWNERSHIP OF MANAGEMENT.

     The following table sets forth beneficial ownership of Common Stock as of April 26, 1998 by each (i) director of the Company, (ii) each of the executive officers included in the Summary Compensation Table (see "COMPENSATION OF EXECUTIVE OFFICERS" below), and (iii) all directors and executive officers of the Company as a group.

                                               Amount and
                                               Nature of
                       Name of Beneficial      Beneficial         Percent
Title of Class               Owner             Ownership          of Class
--------------               -----             ---------          --------
Common Stock......  John G. Tramontana        2,392,031(1)          55.5%
Common Stock......  Fabio Giovannini            107,969              2.6%
Common Stock......  Bernard Kramer               16,667(2)            *
Common Stock......  Michael K. Medors               -0-(3)            *
Common Stock......  Eric M. Chen                 14,433(4)            *
Common Stock......  John R. Morris                  -0-(5)            *
Common Stock......  Peter P. Stoelzle            50,000(6)           1.2%
Common Stock......  All directors and         2,698,437             59.0%
                    executive officers as
                    a group (ten persons)

---------------
     * Less than 1%
(1) Includes 125,000 shares of Common Stock underlying options currently exercisable. Does not include 125,000 shares of Common Stock underlying options not currently exercisable and subject to

     Shareholder approval.
(2) Includes 16,667 shares of Common Stock underlying options currently exercisable. Does not include 8,333 shares of Common Stock underlying options not currently exercisable and 10,000 shares of Common Stock not currently exercisable and subject to Shareholder approval.
(3) Does not include 50,000 shares of Common Stock underlying options not currently exercisable and subject to Shareholder approval.
(4) Includes 3,000 shares of Common Stock underlying options currently exercisable and 11,433 shares of Common Stock underlying warrants currently exercisable. Does not include 10,000 shares of Common Stock underlying options exercisable subject to Shareholder approval.
(5) Does not include 10,000 shares of Common Stock underlying options exercisable subject to Shareholder approval.
(6) Includes 50,000 shares of Common Stock underlying options currently exercisable. Does not include 25,000 shares of Common Stock underlying options not currently exercisable and 10,000 shares of Common Stock underlying options not currently exercisable and subject to Shareholder approval.

CHANGES IN CONTROL

     The Company is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control of the Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership with the Commission and to furnish the Company with copies of these reports. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 1997 all filing requirements were met with the exception of an inadvertent late filing of a Form 3 for Mr. Fabio Giovannini.

                    COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information regarding compensation paid by the Company for the last two fiscal years to its Chief Executive Officer and the other most highly compensated executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 1997:

                             SUMMARY COMPENSATION TABLE

                                                                                             LONG TERM
                                                               ANNUAL COMPENSATION          COMPENSATION
                                                               -------------------          ------------
                                                                                             SECURITIES
                                                                                             UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR        SALARY($)       BONUS($)         OPTIONS       COMPENSATION(1)
---------------------------                      ----        ---------       --------         -------       ---------------
John G. Tramontana.............................. 1997         $200,000        $50,000        125,000(2)            $6,000
  Chairman  of  the  Board  of  Directors,                                                   125,000(3)
President,  and Chief Executive Officer
                                                 1996         $102,650        $25,000            -0-               $3,000

Peter P. Stoelzle............................... 1997         $140,000           -0-          10,000(2)            $3,000
  Executive Vice President                                                                    75,000(4)

                                                 1996          $78,077           -0-             -0-               $1,500

----------

(1)  Amounts relate to annual auto allowance.
(2) New shares of common stock underlying options issued pursuant to the 1997 Plan, subject to approval of Shareholders.
(3) Shares of common stock originally issued under the 1996 Plan and repriced under the 1997 Plan; subject to approval of Shareholders, the exercise price has been lowered from an exercise price of $9.83 at August 20, 1996 to $5.60 at November 4, 1997 and $8.94 at August 20, 1996 to $5.09 at
     November 4, 1997, for Incentive and Non-qualified Options respectively.
(4) Shares of common stock originally issued under the 1996 Plan and repriced under the 1997 Plan; subject to approval of Shareholders, the exercise price has been lowered from $8.94 at August 20, 1996 to $5.09 at November 4, 1997.


                                 OPTION GRANTS IN FISCAL 1997

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                         ANNUAL RATE OF
                                                                                                           STOCK PRICE
                                                                                                    APPRECIATION  FOR  OPTION
                                       INDIVIDUAL GRANTS                                                      TERM
---------------------------------------------------------------------------------------------      --------------------------
                                              Percent of
                             Number of           Total
                            Securities          Options
                            Underlying        Granted to        Exercise
                              Options        Employees in         Price           Expiration
Name                        Granted (1)     Fiscal 1997(6)    ($ per share)          Date             5%              10%
----                        -----------     --------------    -------------      -----------       --------        ----------
John G. Tramontana            71,459(2)            14.0%            $5.09         4/29/03(7)       $100,491         $222,059
                              53,541(3)            10.5%            $5.60         4/29/03(7)        $82,837         $183,049
                              71,459(4)            14.0%            $5.09            8/20/01        $78,385         $168,805
                              53,541(5)            10.5%            $5.60            8/20/01        $64,615         $139,151

Peter P. Stoelzle             10,000(3)             2.0%            $5.09         4/29/03(7)        $14,063          $31,075
                              16,107(4)             3.2%            $5.09            8/20/01        $17,668          $38,049
                              58,893(5)            11.6%            $5.09            8/20/01        $64,601         $139,121

----------------

(1)  Underlying Option Amounts are stated in terms of Common Stock.
(2) Non-qualified Stock Option granted pursuant to the 1997 Plan, subject to Shareholder approval.
(3) Incentive Stock Option granted pursuant to the 1997 Plan, subject to Shareholder approval.
(4) Non-qualified Stock Option originally granted under the 1996 Plan and re-priced under the 1997 Plan, subject to Shareholder approval.
(5) Incentive Stock Option originally granted under the 1996 Plan and re-priced under the 1997 Plan, subject to Shareholder approval.
(6) Includes all Stock Options originally granted under the 1996 Plan and re-priced under the 1997 Plan, and all new options granted under the 1997 Plan, subject to Shareholder approval.
(7) Assumes a vesting date of April 29, 1998, subject to Shareholder approval.

                 FISCAL 1997 OPTION EXERCISES AND FISCAL YEAR END OPTION VALUES

No options were exercised during the fiscal year ended December 31, 1997. The Company has no outstanding stock appreciation rights.

                              SHARERS                 NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                              ACQUIRED               UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                 ON        VALUE        OPTIONS AT FY-END                    FY-END
NAME                          EXERCISE   REALIZED    EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                          --------   --------    -------------------------      -------------------------
John G. Tramontana......         _          _               125,000/125,000(1)                          $0/$0
Peter P. Stoelzle.......         _          _                 50,000/35,000(2)                          $0/$0


(1) Includes 125,000 stock options originally granted under the 1996 Plan repriced under the 1997 Plan and 125,000 new stock options granted under the 1997 Plan subject to Shareholder approval.
(2) Includes 75,000 stock options originally granted under the 1996 Plan repriced under the 1997 Plan and 10,000 new stock options granted under the 1997 Plan subject to Shareholder approval.

EMPLOYMENT AGREEMENT WITH JOHN G. TRAMONTANA

     In April 1996, the Company entered into an employment agreement with Mr. Tramontana to serve as the Company's President and Chief Executive Officer. The employment agreement is for a five-year term commencing June 19, 1996 and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this employment agreement, Mr. Tramontana is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Tramontana will receive a base salary of $200,000 for the first year of the term of the employment agreement with subsequent annual cost of living increases at the discretion of the Company's Board of Directors. In addition to his base salary, Mr. Tramontana is entitled to receive an annual bonus, at the discretion of the Board of Directors, provided such bonus is equal to at least 25% of his base salary. Mr. Tramontana's employment agreement provides that the Company is required to provide Mr. Tramontana with an automobile allowance of $6,000 per annum and the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Tramontana in an amount equal to $500,000, assuming he is insurable. Mr. Tramontana will also have the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Tramontana dies or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred plus three additional months of base salary in the event of death and six additional months of base salary in the event of illness or other incapacity. The agreement further provides that if the Company terminates Mr. Tramontana's employment for cause or if Mr. Tramontana voluntarily leaves the employment of the Company, Mr. Tramontana shall receive his salary through the end of the month in which the termination occurred. If Mr. Tramontana's employment is terminated by the Company without cause, Mr. Tramontana shall receive from the Company the base salary which would otherwise be due to the end of the month during which the termination of employment occurred plus four additional months. Mr. Tramontana's employment agreement contains certain confidentiality and non-competition provisions. The Company has obtained $2,000,000 of key-person life insurance for the benefit of the Company on the life of Mr. Tramontana. Mr. Tramontana was paid the minimum bonus of 25% of his base salary in 1997.

REPORT ON REPRICING OF OPTIONS

     The Compensation and Stock Option Committee (the "Compensation Committee") believes that the Company should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and its products. The Compensation Committee intends that this will be accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives. The Compensation Committee repriced the options granted pursuant to the 1996 Plan on the basis that the Company seeks to attract, retain and reward qualified personnel, and otherwise to provide additional incentive for grantees to promote the success of its business. The Compensation Committee desires to more closely align the interest of management with those of Shareholders enabling them to benefit, along with all Shareholders, if the market price for Common Stock rises.

                                   Respectfully,


                                   Eric M. Chen
                                   John R. Morris

                             TEN-YEAR OPTION REPRICINGS



                                                                                                  LENGTH OF
                                                                                                   ORIGINAL
                                                                                                    STOCK
                                                            MARKET                                 OPTION
                                             NUMBER        PRICE OF      EXERCISE                   TERM
                                             OF STOCK      STOCK AT      PRICE AT       NEW       REMAINING
                                             OPTIONS       TIME OF       TIME OF      EXERCISE    AT DATE OF
             NAME               DATE(3)      REPRICED     REPRICING     REPRICING     PRICE(4)   REPRICING(5)
             ----               -------      --------     ---------     ---------     --------   ------------
John G. Tramontana             11/4/97      71,459(1)       $5.09         $8.94        $5.09       46 months
  Chairman of the Board,       11/4/97      53,541(2)       $5.09         $9.83        $5.60       46 months
   President, and Chief
    Executive Officer

Peter P. Stoelzle              11/4/97      16,107(1)       $5.09         $8.94        $5.09       46 months
  Executive Vice President     11/4/97      58,893(2)       $5.09         $8.94        $5.09       46 months

Bernard Kramer                 11/4/97      25,000(1)       $5.09         $8.94        $5.09       46 months
  Vice President Marketing

Philippe Rohrer                11/4/97      25,000(1)       $5.09         $8.94        $5.09       46 months
  Chief Financial Officer -
    Swiss Subsidiaries

Federico Stroppolo             11/4/97      15,000(1)       $5.09         $8.94        $5.09       46 months
  Chief Operating Officer-
  Bigmar Pharmaceuticals SA


-------------------
(1) Non-qualified stock options.
(2) Incentive stock options.
(3) Date of approval of Board of Directors for repricing subject to Shareholder approval.
(4) Subject to Shareholder approval.
(5) Vesting date starts on date of Shareholder approval.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1997, Michael K. Medors, Treasurer and Secretary of the Company, served as a member of the Compensation and Stock Option Committee of the Board of Directors until October 1997. In March 1996, the Company entered into a sublease agreement with Cernitin. The sublease was month to month and the Company has now terminated the lease as of May 31, 1997. The sublease was at a rental of approximately $22,315 per annum. Mr. Tramontana was the President and a director of Cernitin and Mr. Medors was the treasurer and general manager of Cernitin at the time of the negotiation and execution of the sublease. Furthermore, in December 1996, the Company entered into a lease agreement with JTech Laboratories, Inc. ("JTech") The lease commenced on the completion of construction of an approximately 8,600 square foot office and laboratory facility. The lease is at a rental of approximately $120,000 per annum with the first years lease due in full at the time of commencement (June 1, 1997) of the lease, discounted at prime rate plus 1/2%. Mr. Tramontana is the President and a director of JTech and Michael K. Medors is the Treasurer and a director of JTech.

     In August 1997, Mr. Medors received an annual cost of living increase and compensation increase commensurate to the duties performed bringing his annual base pay to $72,000.

     During fiscal 1997, Eric M. Chen served as a member of the Compensation and Stock Option Committee of the Board of Directors. In June 1996, the Company granted to the Representative an option to purchase 140,000 shares of Common Stock at an exercise price per share equal to $9.75. In 1996, the Representative assigned to Mr. Chen warrants to purchase 11,433 shares of Common Stock at an exercise price equal to $9.75. In August 1997, the Company granted Mr. Chen 10,000 stock options at $5.00 per share pursuant to the 1996 Plan and these options were repriced at $5.09 per share pursuant to the 1997 Plan subject to Shareholder approval.

     During fiscal 1997, John R. Morris served as a member of the Compensation and Stock Option Committee of the Board of Directors. In August 1997, the Company granted Mr. Morris 10,000 stock options at $5.00 per share pursuant to the 1996 Plan and these options were repriced at $5.09 per share pursuant to the 1997 Plan subject to Shareholder approval.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THIS REPORT AND GRAPH SET FORTH BELOW UNDER "PERFORMANCE GRAPH" SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

     The Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee") met once during fiscal 1997, and acted by unanimous written consent on one occasion. The salaries of the executive officers have not increased since the Company's IPO, with the exception of Mr. Medors salary which increased to $72,000. See "Compensation Committee Interlocks and Insider Participation".

     The Compensation Committee believes that the Company should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and its products. The Compensation Committee intends that this will be accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

     In determining base salaries, the Compensation Committee intends to examine, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions and economic factors. It is not anticipated that specific weights will be assigned to any of the factors employed by the Compensation Committee.

     The Compensation Committee also intends to use stock options to provide long-term incentive compensation to the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations and product development. Decisions of the Compensation Committee as to option grants will be based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, as well as recommendations and evaluations of the executive's performance. Determinations will be made subjectively without giving weight to specific factors.

     The salary of John G. Tramontana, the Company's President and Chief Executive Officer has remained unchanged since the Company's IPO, although during fiscal 1996 he was granted options to purchase shares of the Company's Common Stock in recognition of his efforts on behalf of the Company.

     Section 162(m) of the Internal Revenue Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

                                    Respectfully submitted,


                                    Eric M. Chen
                                    John R. Morris

PERFORMANCE GRAPH

     The following line graph compares the Company's cumulative total stockholder return against the cumulative return of the S&P 500 Index and the NASDAQ Pharmaceutical Index for the period from June 20, 1996, to December 31, 1997. The comparison assumes $100 was invested on June 20, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

                   COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN
                      AMONG BIGMAR, INC., THE S & P 500 INDEX
                        AND THE NASDAQ PHARMACEUTICAL INDEX


                                                         NASDAQ
                              BIGMAR       S&P 500   PHARMACEUTICAL
                              ------       -------   --------------
 6/20/96                        100          100          100
12/31/96                         59          112           99
12/31/97                         31          147          102

                   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH PRINCIPAL STOCKHOLDERS

     During the second half of 1996, and in the first quarter of 1997, Cerbios-Pharma SA ("Cerbios"), a wholly-owned subsidiary of Chemholding SA ("Chemholding"), then, a beneficial owner of approximately 25.4% of the Company's Common Stock, rendered invoices to the Company totaling approximately $4,042,000 for various expenses, fees, and services spanning the years 1995 and 1996 (the foregoing, collectively, the "Claims").

     The Company maintains that no substantial services were provided in 1995 by Cerbios to the Company and that the amounts claimed for 1996 by Cerbios far exceeded the actual expenses incurred by Cerbios on behalf of the Company. Such actual expenses were accrued in the Company's 1996 quarterly financial statements. On March 27, 1997, the Company reached a settlement (the "Settlement") with Cerbios of the Claims for approximately $300,000 and in connection therewith Cerbios delivered to the Company a release.

     In January 1995, Chemholding agreed to be a surety for Bigmar Pharmaceuticals in the amount of $1.4 million for a loan with respect to the Bigmar Facility. In March 1997, the Company paid interest in the amount of $125,000 related to this guarantee to Chemholding. The guarantee was terminated in March 1997.

     Mr. Tramontana, Chairman of the Board of Directors, President and Chief Executive Officer of the Company, pursuant to privately negotiated transactions in Switzerland, acquired additional shares of the Common Stock, sufficient to obtain a controlling equity interest in the Company. Mr. Tramontana has advised the Company that on March 27, 1997 he entered into an agreement with each of Chemholding and four individuals to acquire for cash consideration all shares of Common Stock owned by such persons, subject to certain conditions. The closing conditions were satisfied on May 2, 1997. The number of shares of Common Stock purchased and the consideration paid were as follows:

     1,010,563 shares for a price equal to 0.8163766 Swiss francs (or .555 United States dollars) per share. 283,100 shares for a price equal to
9.3253267 Swiss francs (or 6.3394 United States dollars) per share. (The conversion to U.S. dollars assumes an exchange rate of 1.471 Swiss francs for every 1.00 U.S. dollar).

     The source of the consideration for such purchase was private funds of Mr. Tramontana. The aggregate number of shares of Common Stock acquired by Mr. Tramontana was 1,293,663. The shares are restricted within the meaning of Rule 144 of the Securities and Exchange Commission (the "SEC").

     Prior to the stock purchases, Mr. Tramontana beneficially owned 1,098,368 shares of Common Stock (including 125,000 shares underlying options which were then and are currently exercisable), which comprised 26.7% of the outstanding shares of Common Stock. Accordingly, Mr. Tramontana is now the beneficial owner of 2,392,031 shares of Common Stock (including the 125,000 option shares issued under the 1996 Plan), or approximately 55.5% of the total outstanding, and may therefore be deemed to control the Company. Prior to such transactions no single person or group owned a controlling equity interest in Company.

     In August 1997, the Company consummated an agreement to acquire the U.S. rights to sell all oncological products previously assigned to Protyde Pharmaceuticals, Inc. ("Protyde"). The Company paid $2,000,000 cash to Protyde which included a return of advances for reimbursable expenses of $750,000 and $1,250,000 for U.S. rights, including the value of warrants to purchase up to 500,000 fully paid and non-assessable shares of Common Stock until July 24, 2002 at an initial exercise price of $5.00 per share.

     In October 1997, the warrants originally granted to Protyde were assigned to Jericho II, LLC ("Jericho") by Protyde. In September 1997, the Company's CEO acquired a 50% interest in Jericho.

TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     In March 1996 the Company entered into a sublease agreement with Cernitin. The sublease was month to month and the Company terminated the lease on May 31, 1997. The sublease was at a rental of approximately $22,315 per annum. Mr. Tramontana was the President and a director of Cernitin and Michael K. Medors was the Treasurer and General Manager of Cernitin at the time of the negotiation and execution of the sublease.

     In April 1996, Mr. Tramontana entered into five-year employment agreement with the Company. In August 1996, pursuant to the 1996 Plan, Mr. Tramontana was granted an option to purchase 10,171 and 114,829 shares of Common Stock at exercise prices of $9.83 and $8.94 respectively. Options originally granted to Mr. Tramontana under the 1996 Plan were repriced under the 1997 Plan and will carry the same provisions under the 1997 Plan except the exercise price has been lowered from $9.83 to $5.60 and from $8.94 to $5.09 respectively.

     In November 1997, pursuant to the 1997 Plan, Mr. Tramontana was granted, subject to Shareholder approval, an option to purchase 17,847 and 107,153 shares of Common Stock at exercise prices of $5.60 and $5.09 respectively. In addition, the Company granted options to certain directors and officers of the Company. See "Compensation of Executive Officers" above.

     In June 1996, the Company granted to the Representative an option to purchase 140,000 shares of Common Stock at an exercise price per share equal to $9.75. In 1996 the Representative assigned to Mr. Chen warrants to purchase 11,433 shares of Common Stock at an exercise price equal to $9.75.

     In December 1996, the Company entered into a lease agreement with JTech. The lease commenced on the completion of construction of an approximately 8,600 square foot office and laboratory facility. The lease is at a rental of approximately $120,000 per annum with the first years lease due in full at the time of commencement (June 1, 1997) of the lease, discounted at prime rate plus 1/2%. Mr. Tramontana is the President and a director of JTech and Michael K. Medors is the Treasurer and a director of JTech.

     In May 1997, Mr. Tramontana became a co-guarantor on a $3.5 million credit facility (the "Credit Line") benefiting the Company.

     In August 1997, pursuant to the terms of the $4.0 million Note Purchase, Paying and Conversion Agency Agreement ("NPPCAA") with Banca del Gottardo (the "Bank"), the Bank, at its option, may appoint 2 members of its choice to the Company's Board of Directors. As of April 15, 1998 the Bank has not exercised its option to appoint any Board members.

     In November 1997, the Company received an advance of $200,000 from Cernitin, a company of which the Company's President and Treasurer were formerly officers. The advance was repaid in December 1997, including interest computed at 8.75%.

     In December 1997, Bioren sold land to GMT, a company formed in Switzerland, for approximately $72,000. Mr. Morris, a director of the Company, held an ownership interest in GMT at the time of the sale.

     In December 1997, the Company advanced Mr. Morris $13,000. The full amount of the advance was repaid to the Company in January 1998.

     Mr. Tramontana, Mr. Giovannini, and Chemholding may be deemed to be founders or promoters of the Company as that term is defined under the Securities Act.

     Certain of the transactions set forth above have been entered into by the Company with certain persons who, at the time of such transactions, might have been deemed control persons or affiliates of the Company. Notwithstanding the foregoing, the Company believes that the terms of these transactions are no less favorable to the Company than it would have obtained from unaffiliated third parties. The Company anticipates that all future transactions and loans between the Company and its officers, directors, 5% stockholders and affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and that such transactions and loans will be approved by a majority of the independent disinterested directors of the Company.

                                INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP ("KPMG") has been the independent accounting firm for the Company since August 22, 1997. Representatives of KPMG are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by stockholders.

                                    OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented for action at the Annual Meeting. If any other matter requiring a vote of shareholders properly come before the Annual Meeting or any adjournment, the persons authorized under proxies will vote according to their best judgment in light of circumstances then prevailing.

                                STOCKHOLDER PROPOSALS

     Stockholders who desire to have proposals included in the Company's proxy materials for the annual meeting of stockholders of the Company to be held in 1999 must submit their proposals in writing to the Company,
Attention: Secretary, at its offices on or before February 1, 1999. Such proposals must comply with all applicable regulations of the Securities and Exchange Commission.

                                   ANNUAL REPORT

     Bigmar's Annual Report on Form 10-K containing audited financial statements for the year ended December 31, 1997 is being mailed to all shareholders of record with these proxy materials.

                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Bigmar with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the date of the Annual Meeting or any adjournment thereof shall be deemed to be incorporated by reference herein.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

                                AVAILABLE INFORMATION


     Bigmar is subject to informational requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by Bigmar may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the SEC at Seven World Trade Center, Suite 1300, New York, New York and at Suite 1400, 500 West Madison Street, Chicago, Illinois. Copies of such information can be obtained by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Access to such information is also available on the Internet from the SEC's "EDGAR" World Wide Web page, using a World Wide Web browser and the following address (in effect prior to and as of the Record
Date):

     http://www.sec.gov/cgi-bin/srch-edgar?0001012466

     Reports and other information concerning Bigmar can also be inspected at The NASDAQ Stock Market, Inc., 1735 K Street, Washington, D.C. 20006 and The Boston Stock Exchange, One Boston Place, Boston, Massachusetts 02108.

                              By Order of the Board of Directors

                              MICHAEL K. MEDORS
                              SECRETARY

May 27, 1998

                                             [LOGO]




















                        DIRECTIONS TO CHERRY VALLEY LODGE

                             The Cherry Valley Lodge
                              2299 Cherry Valley Road
                                Newark, Ohio  43055
                                   (614) 788-1200
        From Port Columbus International Airport, I-270 North to State Route 161 East (which becomes State Route 16). Proceed approximately 20 miles to Cherry
    Valley Road. Turn Right. Proceed approximately  1/4 mile. The Cherry Valley
                           Lodge is located on the left.

                            FIRST AMENDMENT TO THE
                      BIGMAR, INC. 1997 STOCK OPTION PLAN

     WHEREAS, the Corporation adopted the Bigmar, Inc. 1997 Stock Option Plan (the "Plan") to encourage its employees to acquire a proprietary interest in the growth and performance of the Corporation, and to generate an increased incentive to contribute to the future success of the Corporation; and

     WHEREAS, Corporation desires to authorize an additional 300,000 shares for award under the Plan;

     NOW, THEREFORE, BE IT RESOLVED, the Corporation amends the Plan as follows:

          Section 2(a) of the Plan is hereby amended by deleting it in its entirety and by substituting the following;

          (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, $.001 par value per share, of the Company (the "Common Stock") for which the options (the "Option") may be granted under the Plan shall be 600,000 plus 300,000 shares for which options were authorized under the 1996 Stock Option Plan, including those shares subject to options previously granted and not exercised under the 1996 Stock Option Plan, which options have been subsequently terminated and automatically reissued pursuant to the terms of this Plan.

     IN WITNESS WHEREOF, the Corporation has caused this First Amendment to the Bigmar, Inc. 1997 Stock Option to be signed this 14th day of May, 1998.

                                       BIGMAR, INC.

                                       By: /s/ William Ash
                                          ---------------------------
                                       Its: Treasurer & Secretary
                                           --------------------------

                                    BIGMAR, INC.
            THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS
              ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 30, 1998

Revoking all prior proxies, the undersigned, a stockholder of Bigmar, Inc. (the "Company"), hereby appoints John G. Tramontana and Michael K. Medors, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $.001 per share ("Common Stock"), of the undersigned of the Company at the Annual Meeting of Stockholders of the Company to be held at The Cherry Valley Lodge, located at 2299 Cherry Valley Road, Newark, Ohio on June 30, 1998 at 2:00 p.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse.

                   IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

                           PLEASE DATE, SIGN AND MAIL YOUR
                        PROXY CARD BACK AS SOON AS POSSIBLE!

                           ANNUAL MEETING OF STOCKHOLDERS
                                    BIGMAR, INC.

                                   JUNE 30, 1998


A / X /   Please mark your votes as in this example.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE

PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

1.  Election of Directors
      FOR all nominees             WITHHOLD Authority
      listed to right (Except as   to vote for
      marked to the contrary)      nominees listed
      /   /                         /   /

    Nominees: Eric M. Chen
              Bernard Kramer
              Michael K. Medors
              John R. Morris
              John G. Tramontana
              Fabio Giovannini


2.  To approve an amendment to the Certificate of Incorporation
      FOR                 AGAINST           ABSTAIN
      /   /               /   /             /   /


3.  To approve adoption of the 1997 Stock Option Plan
      FOR                 AGAINST           ABSTAIN
      /   /               /   /             /   /


4.  To approve an amendment to the 1997 Stock Option Plan
      FOR                 AGAINST           ABSTAIN
      /   /               /   /             /   /


5. Ratify appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for fiscal year 1998
      FOR                 AGAINST           ABSTAIN
      /   /               /   /             /   /



Signature___________________ Date__________ Signature_________________________
                                                     Signature if held jointly
Date__________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.